As filed with the Securities and Exchange Commission on August 30, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	65-0039856
(State of Incorporation)	(IRS Employer Identification No.)

1661 Worthington Road, Suite 100
West Palm Beach, Florida 33409
(561) 682-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leah E. Hutton
Senior Vice President and Deputy General Counsel
1661 Worthington Road, Suite 100
West Palm Beach, Florida 33409
(561) 614-2052
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
John P. Berkery, Esq.
Mayer Brown LLP
1221 Avenue of the Americas

New York, NY Chicago, IL 10020

(212) 506-2552

Approximate date of commencement of proposed sale of the securities to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell or accept an offer to buy the securities under this prospectus until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 30, 2022

PROSPECTUS

OCWEN FINANCIAL CORPORATION

2,139,994 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders described below (the “Selling Stockholders”) of up to 2,139,994 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of Ocwen Financial Corporation (“Ocwen,” the “Company,” “we,” “us,” or “our”). The Shares consist of (i) 1,184,768 shares of Common Stock issuable (a) upon exercise of outstanding warrants to purchase shares of Common Stock issued by Ocwen on March 4, 2021 (the “March 2021 Warrants”) pursuant to a Note and Warrant Purchase Agreement (the “Note and Warrant Agreement”), dated February 9, 2021, between Ocwen and the Selling Stockholders, or, in the alternative, (b) issuable upon conversion of up to 1,184,768 shares of preferred stock (the “Preferred Stock”), convertible into shares of Common Stock on a one-for-one basis, issuable upon exercise of the March 2021 Warrants in lieu of shares of Common Stock, upon request by the Selling Stockholders, at any time that such March 2021 Warrants cannot be exercised for Common Stock due to the Ownership Caps (defined below), pursuant to the Note and Warrant Agreement; (ii) 261,248 shares issuable upon exercise of outstanding warrants to purchase shares of Common Stock issued by Ocwen on May 3, 2021 (the “May 2021 Warrants” and together with the March 2021 Warrants, the “Warrants”) pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”), dated May 3, 2021, between Ocwen and the Selling Stockholders; and (iii) 693,978 shares of Common Stock, including 426,705 shares of Common Stock issued by Ocwen pursuant to the Securities Purchase Agreement. The March 2021 Warrants are exercisable through March 4, 2027 at an exercise price of $26.82 per share, subject to antidilution adjustments. The May 2021 Warrants are exercisable through May 3, 2025 at an exercise price of $24.31 per share, subject to antidilution adjustments. The Warrants may not be exercised for Common Stock, and the Preferred Stock may not be converted, to the extent that ownership in the Common Stock on an as-converted basis by the Selling Stockholders and certain of their affiliates would exceed 9.9% without 61 days advance notice and 19.9% unless shareholder approval is received subject to applicable listing rules of the New York Stock Exchange (“NYSE”) (collectively, the “Ownership Caps”). We are registering the resale of the Shares by the Selling Stockholders as required by the Note and Warrant Agreement, the Securities Purchase Agreement and the Registration Rights Agreement dated March 4, 2021 between us and the Selling Stockholders (the “Registration Rights Agreement”). The Selling Stockholders are two special purpose entities owned by funds and accounts managed by Oaktree Capital Management, L.P. (“Oaktree”): Opps OCW Holdings, LLC and ROF8 OCW MAV PT, LLC.

Our registration of the resale of the Shares covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the Shares. The Selling Stockholders may sell the Shares covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the Selling Stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.” We will not receive any of the proceeds from the Shares sold by the Selling Stockholders, other than any proceeds from any cash exercise of the Warrants.

The Selling Stockholders may be deemed underwriters of the Shares that they are offering pursuant to this prospectus. We will bear all costs, expenses and fees in connection with the registration of the Shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the Shares.

You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus carefully before you invest.

Investing in our Common Stock involves risks. Risks associated with an investment in our Common Stock will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under the caption “Risk Factors” on page 4 of this prospectus.

Our Common Stock is traded on the NYSE under the symbol “OCN”. On August 29, 2022, the last reported sales price of our Common Stock as quoted on NYSE was $28.99 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is __________, 2022.

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ABOUT THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

The Selling Stockholders are offering the Shares only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offer and sale of the Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under which the Selling Stockholders may offer from time to time up to an aggregate of 2,139,994 shares of our Common Stock in one or more offerings. If required, each time a Selling Stockholder offers Common Stock, in addition to this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information - Information Incorporated by Reference.”

As used in this prospectus, unless the context indicates or otherwise requires, “the Company,” “Ocwen,” “we,” “us,” or “our” refer to the combined business of Ocwen Financial Corporation and its consolidated subsidiaries.

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SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our Common Stock discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Ocwen”, “the Company”, “we”, “us”, “our” or similar references mean Ocwen Financial Corporation together with its consolidated subsidiaries.

About Ocwen Financial Corporation

Ocwen Financial Corporation (NYSE: OCN) is a non-bank mortgage servicer and originator providing solutions to homeowners, clients, investors and others through its primary operating subsidiary, PHH Mortgage Corporation (“PMC”).

We are headquartered in West Palm Beach, Florida with offices and operations in the United States, the United States Virgin Islands, India and the Philippines.

Ocwen directly or indirectly owns all of the outstanding common stock of its operating subsidiaries, including PMC since its acquisition on October 4, 2018, Ocwen Financial Solutions Private Limited and Ocwen USVI Services, LLC. Effective May 3, 2021, Ocwen holds a 15% equity interest in MAV Canopy HoldCo I, LLC (“MAV Canopy”) that invests in mortgage servicing assets through its licensed mortgage subsidiary MSR Asset Vehicle LLC (“MAV”). The remaining 85% equity interest in MAV Canopy is held by an affiliate of Oaktree.

We perform servicing activities related to our own mortgage servicing rights (“MSR”) portfolio and on behalf of other servicers, the largest being Rithm Capital Corp. (formerly New Residential Investment Corp.), and investors (primary and master servicing), including the Federal National Mortgage Association (“Fannie Mae”) and Federal Home Loan Mortgage Corporation (“Freddie Mac”) (collectively referred to as “GSEs”), the Government National Mortgage Association (“Ginnie Mae”, and together with the GSEs, the “Agencies”) and private-label securitizations. As a subservicer or primary servicer, we may be required to make advances for certain property tax and insurance premium payments, default and property maintenance payments and principal and interest payments on behalf of delinquent borrowers to mortgage loan investors before recovering them from borrowers. Most, but not all, of our subservicing agreements provide for us to be reimbursed for any such advances by the owner of the servicing rights. Advances made by us as primary servicer are generally recovered from the borrower or the mortgage loan investor. As master servicer, we collect mortgage payments from primary servicers and distribute the funds to investors in the mortgage-backed securities. To the extent the primary servicer does not advance the scheduled principal and interest, as master servicer we are responsible for advancing the shortfall, subject to certain limitations.

We source our servicing portfolio through multiple channels, including retail, wholesale, correspondent, flow MSR purchase agreements, the Agency Cash Window programs and bulk MSR purchases. We originate, sell and securitize conventional (conforming to the underwriting standards of Fannie Mae or Freddie Mac; collectively referred to as Agency or GSE) loans and government-insured (Federal Housing Administration (“FHA”), Department of Veterans Affairs (“VA”) or United States Department of Agriculture (“USDA”)) forward mortgage loans, generally with servicing retained. The GSEs or Ginnie Mae guarantee these mortgage securitizations. We originate and purchase Home Equity Conversion Mortgage (“HECM”) loans, or reverse mortgages, that are mostly insured by the FHA and we are an approved issuer of HEMC-Backed Securities (“HMBS”) that are guaranteed by Ginnie Mae.

We had a total of approximately 5,600 employees at June 30, 2022 of which approximately 3,400 were located in India and approximately 400 were based in the Philippines. Our operations in India and the Philippines primarily provide internal support services to our loan servicing and originations businesses and our corporate functions. Of our foreign-based employees, approximately 72% were engaged in supporting our loan servicing operations as of June 30, 2022.

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Our Corporate Information

We are a Florida corporation organized in February 1988. Our executive offices are located at 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409, and the telephone number at our principal executive office is (561) 682-8000. Our website addresses are https://www.ocwen.com, https://libertyreversemortgage.com, https://www.phhmortgage.com, and https://www.mortgagequestions.com. We have not incorporated by reference into this prospectus the information on our websites, and you should not consider it to be a part of this document.

RISK FACTORS

Investing in our Common Stock involves risk. Before making an investment decision, you should carefully consider the risks described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. See “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus and any prospectus supplement, including statements in the documents that are incorporated by reference herein and therein, may contain “forward-looking statements” within the meaning of the federal securities laws. Statements that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. In some cases, you can identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” “would” or the negative of these terms or other comparable terminology. Factors that could cause actual results to differ materially from those currently anticipated include those set forth in the section titled “Risk Factors.”

We operate in a very competitive and rapidly changing environment and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus, in any prospectus supplement and any of the information that is incorporated by reference herein and therein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements included in this prospectus, in any prospectus supplement and any document that is incorporated by reference herein and therein speak only as of the date hereof or the date of such prospectus supplement or other document, as the case may be. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason to conform these statements to actual results or to changes in our expectations.

Important factors that could cause actual results to differ include, but are not limited to, the risks discussed or referenced in the section titled “Risk Factors” and the following:

●	the potential for ongoing disruption in the financial markets and in commercial activity generally related to changes in monetary and fiscal policy, international events including the conflict in Ukraine and other sources of instability;
●	the impacts of inflation, employment disruption, and other financial difficulties facing our borrowers;
●	our ability to timely reduce operating costs, or generate offsetting revenue, in proportion to the recent industry-wide decrease in originations activity and the impact of cost-reduction initiatives on our business and operations;
●	the amount of shares of Common Stock that we repurchase pursuant to our announced stock repurchase authorization, the timing of such repurchases, and the long-term impact, if any, on the trading price of our stock;
●	uncertainty relating to the continuing impacts of the COVID-19 pandemic, including with respect to the response of the U.S. government, state governments, the GSEs, Ginnie Mae and regulators;

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●	the proportion of borrowers who enter into forbearance plans, the financial ability of borrowers to resume repayment and their timing for doing so;
●	the extent to which our MSR joint venture with Oaktree, other transactions and our enterprise sales initiatives will generate additional subservicing volume and result in increased profitability;
●	our ability, and the ability of MAV, to bid competitively for, and close acquisitions of, MSRs on terms that will enable us to achieve our growth objectives and a favorable return on our investment in MAV;
●	our ability to reach an agreement to upsize MAV and the timing and terms of any such agreement;
●	our ability to identify, enter into and close additional strategic transactions, including the ability to obtain regulatory approvals, enter into definitive financing arrangements, and satisfy closing conditions, and the timing for doing so;
●	our ability to efficiently integrate the operations and assets of acquired businesses and to retain their employees and customers over time;
●	the extent to which we will be able to execute call rights transactions, and whether such transactions will generate the returns anticipated;
●	the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, and HECM and forward loan buyouts and put-backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them;
●	increased servicing costs based on rising borrower delinquency levels or other factors, including an increase in severe weather events resulting in property damage and financial hardship to our borrowers;
●	reduced collection of servicing fees and ancillary income and delayed collection of servicing revenue as a result of forbearance plans and moratoria on evictions and foreclosure proceedings;
●	our ability to improve our financial performance through cost re-engineering initiatives and other actions;
●	our ability to maintain and increase market share in our target markets, including in forward and reverse servicing;
●	our ability to reduce expenses in our mortgage origination business in response to market adjustments;
●	uncertainty related to our long-term relationship with Rithm Capital Corp., our largest servicing client;
●	uncertainty related to past, present or future claims, litigation, cease and desist orders and investigations relating to our business practices, including those brought by private parties and state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the SEC, the Department of Justice or the Department of Housing and Urban Development (HUD);
●	adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements and the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae;
●	the costs of complying with the terms of our settlements with regulatory agencies and disputes as to whether we have fully complied;
●	any adverse developments in existing legal proceedings or the initiation of new legal proceedings;
●	our ability to efficiently manage our regulatory and contractual compliance obligations and fully comply with all applicable requirements;
●	uncertainty related to changes in legislation, regulations, government programs and policies, industry initiatives, best servicing and lending practices, and media scrutiny of our business and industry;
●	the extent to which changes in the law as well as changes in the interpretation of law may require us to modify our business practices and expose us to increased expense and litigation risk;
●	our ability to interpret correctly and comply with current or future liquidity, net worth and other financial and other requirements of regulators, the GSEs and Ginnie Mae, as well as those set forth in our debt and other agreements;
●	our ability to comply with our servicing agreements, including our ability to comply with our agreements with the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them;
●	our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings;

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●	failure of our, or our vendors’, information technology or other security systems or breach of our, or our vendors’, privacy protections, including any failure to protect customers’ data;
●	our reliance on our technology vendors to adequately maintain and support our systems, including our servicing systems, loan originations and financial reporting systems, and uncertainty relating to our ability to transition to alternative vendors, if necessary, without incurring significant cost or disruption to our operations;
●	increased difficulty recruiting and retaining existing or new senior managers and key employees;
●	increased compensation and benefits expense as a result of rising inflation and labor market trends;
●	uncertainty related to the actions of loan owners and guarantors, including mortgage-backed securities investors, the GSEs, Ginnie Mae and trustees regarding loan put-backs, penalties and legal actions;
●	uncertainty related to the GSEs substantially curtailing or ceasing to purchase our conforming loan originations or the FHA, VA or USDA ceasing to provide insurance;
●	uncertainty related to our ability to continue to collect certain expedited payment or convenience fees and potential liability for charging such fees;
●	uncertainty related to our reserves, valuations, provisions and anticipated realization of assets;
●	uncertainty related to the ability of third-party obligors and financing sources to fund servicing advances on a timely basis on loans serviced by us;
●	the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates;
●	our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties;
●	uncertainty related to the processes for judicial and non-judicial foreclosure proceedings, including potential additional costs or delays or moratoria in the future or claims pertaining to past practices;
●	our ability to adequately manage and maintain real estate owned (REO) properties and vacant properties collateralizing loans that we service;
●	our ability to realize anticipated future gains from future draws on existing loans in our reverse mortgage portfolio;
●	our ability to effectively manage our exposure to interest rate changes and foreign exchange fluctuations;
●	our ability to effectively transform our operations in response to changing business needs, including our ability to do so without unanticipated adverse tax consequences;
●	increasingly frequent and costly disruptions to our operations as a result of severe weather events;
●	uncertainty related to the political or economic stability of the United States and of the foreign countries in which we have operations; and
●	our ability to maintain positive relationships with our large shareholders and obtain their support for management proposals requiring shareholder approval.

USE OF PROCEEDS

We will receive no proceeds from the sale of the Shares by the Selling Stockholders. We may, however, receive cash proceeds equal to up to the total exercise price of the Warrants to the extent that the Warrants are exercised for cash. The exercise price of the March 2021 Warrants is $26.82 per share. The exercise price of the May 2021 Warrants is $24.31 per share. The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including stock splits, dividends or distributions, or other similar transactions. In addition, the Warrants contain a “cashless exercise” feature that allows the holders to exercise the Warrants without making a cash payment to us. The Warrants may not be exercised for Common Stock to the extent that ownership by the Oaktree Investors and certain of their affiliates would exceed the Ownership Caps.

There can be no assurance that any of these Warrants will be exercised by the Selling Stockholders at all or that the Warrants will be exercised for cash rather than pursuant to the “cashless exercise” feature. To the extent we receive proceeds from the cash exercise of the Warrants, we intend to use such proceeds to provide capital support or for general corporate purposes, which may include, without limitation, supporting asset growth and engaging in acquisitions or other business combinations. We do not have any specific plans for acquisitions or other business combinations at this time. Our management will retain broad discretion in the allocation of the net proceeds from the exercise of the Warrants for cash.

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The Selling Stockholders will pay any underwriting fees, discounts and commissions attributable to the sale of the Shares and any similar expenses they incur in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus. These may include, without limitation, all registration and filing fees, printing fees and fees and expenses of our counsel and accountants in connection with the registration of the Shares covered by this prospectus.

SELLING STOCKHOLDERS

Unless the context otherwise requires, as used in this prospectus, “Selling Stockholders” includes the selling stockholders listed below and donees, pledgees, permitted transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer.

We have prepared this prospectus to allow the Selling Stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 2,139,994 shares of our Common Stock. 1,446,016 of the Shares to be offered hereby are issuable to the Selling Stockholders upon exercise of the Warrants or conversion of any shares of Preferred Stock issued upon exercise of any March 2021 Warrants due to the Ownership Caps.

The March 2021 Warrants are exercisable through March 4, 2027 at an exercise price of $26.82 per share, subject to antidilution adjustments. The May 2021 Warrants are exercisable through May 3, 2025 at an exercise price of $24.31 per share, subject to antidilution adjustments. The Warrants may not be exercised to the extent that ownership by the Oaktree Investors and certain of their affiliates would exceed the Ownership Caps. Upon request by the Selling Stockholders, at any time that the March 2021 Warrants cannot be exercised for shares of Common Stock due to the Ownership Caps, the March 2021 Warrants may be exercised for shares of Preferred Stock that can be converted into Common Stock on a one-for-one basis when such conversion would not result in an issuance in violation of the Ownership Caps. The shares of Preferred Stock will also automatically convert into Common Stock on a one-for-one basis upon the transfer of shares of Preferred Stock to any person that is not a Selling Stockholder or an affiliate of any Selling Stockholder. We are registering the resale of the Shares by the Selling Stockholders as required by the Note and Warrant Purchase Agreement, the Securities Purchase Agreement and the Registration Rights Agreement. The shares of Common Stock issuable upon exercise of the Warrants (and, if applicable, any shares of the Preferred Stock issuable upon exercise of any March 2021 Warrants and any shares of Common Stock issuable upon conversion of any shares of the Preferred Stock) will be issued to the Selling Stockholders in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) under Section 4(a)(2) thereof and Rule 506 promulgated thereunder.

The Shares to be offered by the Selling Stockholders are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give the Selling Stockholders the opportunity to sell these shares publicly. The registration of these shares does not require that any of the Shares be offered or sold by the Selling Stockholders. The Selling Stockholders may from time to time offer and sell all or a portion of their Shares indicated below in underwritten offerings or directly in privately negotiated transactions or on the NYSE or any other market on which our Common Stock may subsequently be listed or quoted.

The Shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best effort basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offering will be set forth in a prospectus supplement. See the section of this prospectus entitled “Plan of Distribution”. The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

No estimate can be given as to the amount or percentage of Common Stock that will be held by the Selling Stockholders after any sales made pursuant to this prospectus because the Selling Stockholders are not required to sell any of the Shares being registered under the registration statement of which this prospectus forms a part.

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Relationship with Selling Stockholders

Senior Secured Notes. On February 9, 2021, pursuant to the Note and Warrant Agreement, we agreed to issue and sell to the Selling Stockholders $285 million aggregate principal amount of senior secured notes due 2027 (the “Notes”) in two separate tranches, and the March 2021 Warrants. The initial tranche of $199.5 million aggregate principal amount of Notes, together with the March 2021 Warrants, were issued to the Selling Stockholders on March 4, 2021. The net proceeds before expenses from the issuance and sale of the initial tranche of the Notes was $175.0 million (after $24.5 million of original issue discount) and was used to pay down and support the refinancing of the Company’s existing corporate debt and for general corporate purposes, including supporting growth.

On May 3, 2021, concurrent with the closing of the MAV transaction described below, we issued the Selling Stockholders the second tranche of the Notes in an aggregate principal amount of $85.5 million with an original issue discount of $10.5 million. Concurrent with the issuance of the second tranche of Notes, we issued Oaktree the May 2021 Warrants and 426,705 shares of Common Stock, at a purchase price of $23.15 per share for an aggregate purchase price of $9.9 million. The net proceeds before expenses from the issuance to Selling Stockholders of the additional tranche of Notes was approximately $75.0 million (after $10.5 million of original issue discount) and, together with the $9.9 million of proceeds from the sale of shares of Common Stock, was used to fund our investment in our MSR joint venture with Oaktree and for general corporate purposes, including to accelerate the growth of our originations and servicing businesses.

Board Observers. In connection with the closing of the initial tranche of Notes to the Selling Stockholders on March 4, 2021, Messrs. Jason Keller and Brian Laibow, who serve in management roles with Oaktree, joined Ocwen in the role of non-voting observers to our Board of Directors. Under our agreement with Oaktree, the Selling Stockholders may designate two Board of Directors observers for as long as the aggregate outstanding principal amount of the Notes is at least $100 million or the Selling Stockholders and their affiliates collectively own at least 15.0% of all issued and outstanding Common Stock of Ocwen (assuming the exercise of the Warrants in full).

MSR Asset Vehicle Joint Venture. On May 3, 2021, Ocwen and Oaktree formed a joint venture, MSR Asset Vehicle LLC (“MAV”), for the purpose of investing in mortgage servicing rights that Ocwen’s subsidiary PHH Mortgage Corporation (“PMC”) will subservice. Oaktree and Ocwen hold 85% and 15% interests, respectively, in MAV Canopy, the parent of MAV, and have agreed to invest equity on a pro rata basis up to a total aggregate commitment of $250.0 million over three years, subject to extension by mutual agreement. As of June 30, 2022, aggregate capital contributions to MAV amounted to $128.4 million, net of distributions.

The MAV joint venture is structured to provide Oaktree with MSR investment opportunities and returns, while providing PMC scale and incremental income through subservicing and recapture services. Additionally, Ocwen earns direct MSR investment income through its 15% ownership stake and carry interest on investment returns exceeding certain thresholds. Under the arrangement, MAV has a non-compete to purchase certain GSE MSRs through specific channels in cooperation with PMC. In addition, PMC must offer MAV the first opportunity to purchase GSE MSRs sold by PMC or its affiliates that meet certain criteria, which we refer to as the right of first offer. Both the non-compete and the right of first offer are subject to various restrictions and in effect until MAV has been fully funded, or, if earlier, in the case of the right of first offer, until May 3, 2024 (subject to extension by mutual consent). In exchange, PMC receives exclusive subservicing and recapture rights, subject generally to ongoing performance and financial standards. The MAV business relationship is conducted pursuant to a number of agreements among the parties, including a Subservicing Agreement, Joint Marketing Agreement and Recapture Agreement, and Administrative Services Agreement.

Since inception of the joint venture, PMC has entered into sales of MSR portfolios to MAV in bulk transactions, flow sales to MAV of certain MSRs PMC purchased from a GSE Cash Window program, and flow sales to MAV of MSRs PMC recaptured from borrowers that were previously serviced on behalf of MAV. Under the Recapture Agreement, PMC sells the originated MSR for no proceeds but retains the realized gain on loan sales.

At June 30, 2022, PMC subserviced residential mortgage loans on behalf of MAV with an unpaid principal balance (UPB) of $45.1 billion. Ocwen and Oaktree are currently discussing a potential upsize of the capital commitment to MAV, as well as amendments to the terms and conditions of certain of our agreements.

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Selling Stockholder Beneficial Ownership

We have prepared this table based on written representations and information furnished to us by or on behalf of the Selling Stockholders. Since the date on which the Selling Stockholders provided this information, the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of the Shares of Common Stock in a transaction exempt from the registration requirements of the Securities Act. Unless otherwise indicated in the footnotes below, we believe that (1) none of the Selling Stockholders are broker-dealers or affiliates of broker-dealers, (2) no Selling Stockholder has direct or indirect agreements or understandings with any person to distribute their Shares, and (3) the Selling Stockholders have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. To the extent any Selling Stockholder identified below is, or is affiliated with, a broker-dealer, it could be deemed to be, under SEC Staff interpretations, an “underwriter” within the meaning of the Securities Act. Information about the Selling Stockholders may change over time. Any changed information will be set forth in supplements to this prospectus, if required.

The following table sets forth information with respect to the beneficial ownership of our Common Stock held, as of August 26, 2022, by the Selling Stockholders and the number of Shares being offered hereby and information with respect to shares to be beneficially owned by the Selling Stockholders after completion of this offering (assuming that the Selling Stockholders sell all of the Shares listed in this prospectus). The percentages in the following table reflect the shares beneficially owned by the Selling Stockholders as a percentage of the total number of shares of Common Stock outstanding as of August 26, 2022. As of such date, 8,343,627 shares of Common Stock were outstanding.

Name	Shares of Common Stock Beneficially Owned Prior to the Offering (1)				Maximum Number of Shares of Common Stock to Be Offered Pursuant to Prospectus (1)		Shares of Common Stock Beneficially Owned After the Offering (1)(2)
	(#)		(%)		(#)		(#)	(%)
Opps OCW Holdings, LLC (3)	1,069,997 / 916,780	(4)	11.8% / 9.9%		1,069,997	(4)	0	0%
ROF8 OCW MAV PT, LLC (3)	1,069,997 / 916,780	(5)	11.8% / 9.9%		1,069,997	(5)	0	0%
Total	2,139,994 / 916,780	(6)	21.9% / 9.9%	(6)	2,139,994	(6)	0	0%

(1)	Beneficial ownership is based on 8,343,627 shares of Common Stock outstanding as of August 26, 2022 and is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to warrants, options and other convertible securities held by that person that are currently exercisable or exercisable within 60 days (of August 26, 2022) are deemed outstanding. The Warrants may not be exercised to the extent that ownership by the Selling Stockholders and certain of their affiliates in the Common Stock on an as-converted basis would exceed 9.9% without 61 days advance notice (the “9.9% Ownership Cap”) and 19.9% unless shareholder approval is received subject to applicable listing rules of the NYSE.

(2)	Assumes that the Selling Stockholders dispose of all of the Shares of Common Stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of the Shares does not necessarily mean that the Selling Stockholders will sell all or any portion of the Shares covered by this prospectus.

(3)	Oaktree jointly filed a Schedule 13G/A with the Securities and Exchange Commission on February 14, 2022, reporting securities deemed to be beneficially owned with the following Reporting Persons: Opps OCW Holdings, LLC, a Delaware limited liability company (“Opps OCW Holdings”), in its capacity as the direct owner of an aggregate of shares and warrants exercisable to the extent of the Ownership Cap; ROF8 OCW MAV PT, LLC, a Delaware limited partnership (“ROF8”), in its capacity as the direct owner of an aggregate of shares and warrants exercisable to the extent of the Ownership Cap; Oaktree Fund GP, LLC, a Delaware limited liability company (“Fund GP”), in its capacity as the manager of Opps OCW Holdings and ROF8; Oaktree Fund GP I, L.P., a Delaware limited partnership (“GP I”), in its capacity as the managing member of Fund GP; Oaktree Capital I, L.P., a Delaware limited partnership (“Capital I”), in its capacity as the general partner of GP I; OCM Holdings I, LLC, a Delaware limited liability company (“Holdings I”), in its capacity as the general partner of Capital I; Oaktree Holdings, LLC, a Delaware limited liability company (“Holdings”) in its capacity as the managing member of Holdings I; Oaktree Capital Group, LLC, a Delaware limited liability company (“OCG”), in its capacity as the managing member of Holdings; Oaktree Capital Group Holdings GP, LLC, a Delaware limited liability company (“OCGH GP”), in its capacity as the indirect owner of the class B units of OCG; Brookfield Asset Management Inc., an Ontario corporation (“BAM”), in its capacity as the indirect owner of the class A units of OCG; and BAM Partners Trust, a trust established under the laws of Ontario (the “BAM Partnership”), in its capacity as the sole owner of Class B Limited Voting Shares of BAM. BAM Class B Partners Inc. (“BAM Partners”), an Ontario corporation, is the trustee of the BAM Partnership. The principal business address of each of the Reporting Persons other than BAM, BAM Partnership and BAM Partners is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071. The principal business address of BAM, BAM Partnership and BAM Partners is Brookfield Place, Suite 300, 181 Bay Street, P.O. Box 762, Toronto, Ontario, Canada M5J 2T3.

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(4)	Consists of 592,384 March 2021 Warrants, 130,624 May 2021 Warrants, and 346,989 shares of Common Stock.

(5)	Consists of 592,384 March 2021 Warrants, 130,624 May 2021 Warrants, and 346,989 shares of Common Stock.

(6)	Without giving effect to the 9.9% Ownership Cap, total beneficial ownership would equal 2,139,994 shares representing 21.9% of shares outstanding, assuming full exercise of the Warrants. Giving effect to the 9.9% Ownership Cap, the Selling Stockholders would be able to own 916,780 shares representing 9.9% of the shares outstanding, assuming full exercise of the Warrants up to the Ownership Cap.

Indemnification

Under the Registration Rights Agreement, we have agreed to indemnify the Selling Stockholders, their affiliates and permitted transferees against certain losses, claims, damages, liabilities, settlement costs and expenses, including certain liabilities under the Securities Act and the Exchange Act.

DESCRIPTION OF CAPITAL STOCK

Our Amended and Restated Articles of Incorporation, as amended (our “Articles of Incorporation”) provide that we are authorized to issue 33,333,333 shares of capital stock. Our authorized capital stock is comprised of 13,333,333 shares of Common Stock, $0.01 par value per share, and 20,000,000 shares of preferred stock, par value $0.01 per share.

The following description is a summary of the material terms of our capital stock and certain provisions of our Articles of Incorporation, and Amended and Restated Bylaws, as amended (our “Bylaws”). This description does not purport to be complete. For information on how you can obtain our Articles of Incorporation and Bylaws, see “Where You Can Find Additional Information.”

Common Stock

We are authorized to issue up to 13,333,333 shares of our Common Stock, par value $0.01 per share.

The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all of our directors. Subject to preferences that may apply to any then outstanding shares of preferred stock, the holders of outstanding shares of our Common Stock are entitled to receive dividends out of assets legally available for distribution at the times and in the amounts, if any, that our Board of Directors may determine from time to time. In the event of our liquidation, dissolution or winding up, subject to the rights of each series of our preferred stock, which may, from time to time come into existence, holders of our Common Stock are entitled to share ratably in all of our assets remaining after we pay our liabilities. Holders of our Common Stock have no preemptive or other subscription or conversion rights. Our Common Stock is not redeemable and there are no sinking fund provisions applicable to our Common Stock.

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Our Common Stock is traded on the NYSE under the symbol “OCN”. The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock

Our Board of Directors is authorized, subject to limitations imposed by Florida law, to issue up to 20,000,000 shares of preferred stock, par value $0.01 per share, in one or more series, without stockholder approval. Our Board of Directors is authorized to fix the number of shares of preferred stock and to determine or (so long as no shares of such series are then outstanding) alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the Florida Business Corporation Act. The rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with, or senior to any of those of any present or future class or series of our capital stock. Our Board of Directors is also authorized to decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting any decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Anti-Takeover Provisions of Florida Law and Charter Provisions

Interested Stockholder Transactions

We are organized under the laws of the State of Florida. Section 607.0901 of the Florida Business Corporation Act (“FBCA”) prohibits a Florida corporation from engaging in any “affiliated transaction” with any “interested shareholder” (generally a 15% or more shareholder) for a period of three years after the date that such shareholder became an interested shareholder, with specified exceptions. Under our Articles of Incorporation, we have expressly elected not to be governed by Section 607.0901 of the FBCA.

Control Share Acquisitions

Section 607.0902 of the FBCA provides that, with specified exceptions, a person acquiring a controlling interest in a Florida corporation shall not have voting rights with respect to such shares unless authorized by the corporation’s shareholders. Our Articles of Incorporation state that Section 607.0902 of the FBCA shall not apply to acquisitions of our shares.

Amended and Restated Articles of Incorporation and Bylaws

Provisions in our Articles of Incorporation and Bylaws may have the effect of discouraging certain transactions that may result in a change in control of our company. Some of these provisions provide that stockholders cannot act by written consent and impose advance notice requirements and procedures with respect to stockholder proposals and the nomination of candidates for election as directors. Our Articles of Incorporation allow us to issue shares of preferred stock (see “Blank Check Preferred Stock”) or Common Stock without any action by stockholders. Our directors and our officers are indemnified by us to the fullest extent permitted by applicable law pursuant to our Articles of Incorporation. Our Board of Directors is expressly authorized to make, alter or repeal our Bylaws. These provisions may make it more difficult for stockholders to take specific corporate actions and may make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Blank Check Preferred Stock

Our Articles of Incorporation authorize our Board of Directors to approve the issuance of up to 20,000,000 shares of preferred stock, without further approval of the stockholders, and to determine the rights and preferences of any series of preferred stock. The Board of Directors could issue one or more series of preferred stock with voting, conversion, dividend, liquidation or other rights that would adversely affect the voting power and ownership interest of holders of our Common Stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control and discouraging bids for our Common Stock at a premium over the market price.

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PLAN OF DISTRIBUTION

We are registering the Shares of Common Stock previously issued to the Selling Stockholders and issuable upon exercise of the Warrants and upon conversion of any shares of Preferred Stock to permit the resale of these Shares by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares, other than any proceeds from any cash exercise of the Warrants. We will bear all fees and expenses incident to our obligation to register the Shares.

The Selling Stockholders may sell all or a portion of the Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting fees, discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be effected in transactions, which may involve cross or block transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	through the writing of options, whether such options are listed on an options exchange or otherwise;
●	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	in block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	in an exchange distribution in accordance with the rules of the applicable exchange;
●	in privately negotiated transactions;
●	in short sales;
●	through the distribution of the Shares by any Selling Stockholder to its partners, members or stockholders;
●	through one or more underwritten offerings on a firm commitment or best efforts basis;
●	in sales pursuant to Rule 144;
●	whereby broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per share;
●	in a combination of any such methods of sale; and
●	in any other method permitted pursuant to applicable law.

If the Selling Stockholders effect such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The Selling Stockholders may also sell Shares short and deliver Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge Shares to broker-dealers that in turn may sell such Shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the Shares or the Warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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The Selling Stockholders, individually and not severally, and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The aggregate proceeds to the Selling Stockholders from the sale of the Shares offered will be the purchase price of the Shares less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. There can be no assurance that any Selling Stockholder will sell any or all of the Shares registered pursuant to the registration statement of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

Pursuant to the Registration Rights Agreement, we will pay all expenses of the registration of the Shares, estimated to be approximately $78,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws and certain legal fees and expenses of counsel to the Selling Stockholder; provided, however, that a Selling Stockholder will pay all underwriting fees, discounts or commissions attributable to the sale of the Shares, as well as any legal fees and expenses of counsel to the Selling Stockholder, if any, which are not payable by the Company under the terms of the Registration Rights Agreement. We will indemnify the Selling Stockholders against certain liabilities, including certain liabilities arising under the Securities Act or the Exchange Act, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act or the Exchange Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, or we may be entitled to contribution in an amount not to exceed the amount by which the net proceeds received by such Selling Stockholder exceeds the amount of damages that such Selling Stockholder has otherwise been required to pay.

Once sold under the registration statement, of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, the validity of the Common Stock offered by this prospectus, and any supplement thereto, will be passed upon for us by Leah E. Hutton, Senior Vice President, Deputy General Counsel and Assistant Corporate Secretary of the Company.

EXPERTS

Deloitte & Touche LLP, an independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021, as well as the effectiveness of our internal controls over financial reporting as of December 31, 2021, as stated in its report incorporated by reference into this prospectus, and such audited consolidated financial statements have been incorporated by reference into this prospectus in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. All filings we make with the SEC are available on the SEC’s web site at http://www.sec.gov. Our website address is https://www.ocwen.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the securities we are offering pursuant to this prospectus, you should refer to the complete registration statement, its exhibits and the information incorporated by reference in the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s website referred to above.

Incorporation by Reference

For purposes of this prospectus, the SEC allows us to “incorporate by reference” certain information we have filed with the SEC, which means that we are disclosing important information to you by referring you to other information we have filed with the SEC. The information we incorporate by reference is considered part of this prospectus. We specifically are incorporating by reference the following documents filed with the SEC (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022;(1)
●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our definitive Proxy Statement on Schedule 14A, filed with the SEC on April 18, 2022;
●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 5, 2022;
●	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the SEC on August 4, 2022;
●	our Current Reports on Form 8-K filed with the SEC on April 5, 2022, May 4, 2022, May 18, 2022, May 23, 2022, and May 27, 2022;
●	the description of our Common Stock set forth in the Company’s registration statement on Form 8-A filed with the SEC on July 25, 1997, as updated by the description of our Common Stock set forth in Exhibit 4.9 of our Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 19, 2021, and any other amendment or report filed after the date hereof for the purpose of updating such description.

(1)	As disclosed in Note 18 – Business Segment Reporting to the Company’s unaudited consolidated financial statements for the three months ended March 31, 2022 filed with the SEC on Form 10-Q on May 5, 2022, effective in the first quarter of 2022, we have no longer allocated interest expense on the senior secured notes issued by Ocwen Financial Corporation to certain entities owned by funds and accounts managed by Oaktree (“OFC Senior Secured Notes”) to the Servicing and Originations segments. Such interest expense allocation for the year ended December 31, 2021 was $24.4 million, of which $23.7 million was reported in the Servicing segment and $0.7 million was reported in the Originations segment in Note 23 – Business Segment Reporting to the Company’s consolidated financial statements for the year ended December 31, 2021 filed with the SEC on Form 10-K on February 25, 2022. No such interest expense was allocated in 2020 or 2019 as the OFC Senior Secured Notes were issued in March 2021. Because this change to certain business segment disclosures was immaterial and was not a change to the structure or the composition of the reportable segments, the previously issued consolidated financial statements for the three years ended December 31, 2021 filed with the SEC on Form 10-K on February 25, 2022 have not been retrospectively adjusted for incorporation herein.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

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These reports and documents can be accessed free of charge on our website https://www.ocwen.com by clicking on “Shareholders,” then clicking on “Financials & Filings,” and then clicking on “SEC Filings.” We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Please send requests to: 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409, Attn.: Chief Financial Officer, Telephone: (561) 485-0028.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

Recent Developments

Common Stock Repurchases. Between July 1, 2022 and August 26, 2022, we completed the repurchase of 845,378 shares of our common stock in the open market at prevailing market prices for a total purchase price of $25.4 million and at an average price paid per share of $29.99. These shares were repurchased under the $50.0 million program authorized by Ocwen’s Board of Directors in May 2022. See Note 15 – Stockholders’ Equity to the Company’s unaudited consolidated financial statements for the three months ended June 30, 2022 filed with the Commission on Form 10-Q on August 4, 2022 for additional information.

Regulatory Update. On August 17, 2022, the Federal Housing Finance Agency and Ginnie Mae announced updated minimum financial eligibility requirements for GSE seller/Servicers and Ginnie Mae issuers. The updated minimum financial eligibility requirements modify the definitions of tangible net worth and eligible liquidity, modify their minimum standard measurement and include a new risk-based capital ratio, among other changes. The majority of the updated requirements are effective on September 30, 2023. The Company is currently evaluating the potential impacts of these updated requirements.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by Ocwen Financial Corporation, or the Registrant, in connection with the sale of the Common Stock being registered. The security holders will not bear any portion of such expenses. All the amounts shown are estimates except for the registration fee.

Amount to be paid
SEC Registration Fee	$5,818
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	12,500
Transfer Agent Fees	5,000
Printing and Miscellaneous Expenses	5,000
Total	$78,318

Item 15. Indemnification of Directors and Officers.

The Registrant is organized under the laws of the State of Florida and is subject to the Florida Business Corporation Act, or the FBCA. Subject to the procedures and limitations stated therein, Section 607.0831 of the FBCA provides that a director is not personally liable for monetary damages to the corporation or any person for any statement, vote, decision or failure to act, regarding corporate management or policy, by a director unless (a) the director breached or failed to perform his or her duties as a director and (b) the director’s breach of, or failure to perform, those duties constitutes: (i) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) a circumstance under which the liability provisions of Section 607.0834 of the FBCA, relating to a director’s liability for voting in favor of or assenting to an unlawful distribution, are applicable; (iv) in a proceeding by, or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton or willful disregard of human rights, safety or property.

Subject to the procedures and limitations stated therein, Section 607.0851(1) of the FBCA empowers a Florida corporation, such as the Registrant, to indemnify any person who was or is a party to any proceeding by reason of the fact that he or she is or was a director or officer of the corporation against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 607.0851(4) of the FBCA also empowers a Florida corporation, such as the Registrant, to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

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To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 607.0851 of the FBCA, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

The indemnification and advancement of expenses provided pursuant to Section 607.0851 of the FBCA are not exclusive, and a corporation may make any other or further indemnification of or advancement of expenses to any of its directors, officers, employees or agents under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, a director, officer, employee or agent is not entitled to indemnification or advancement of expenses if a judgment or other final adjudication establish that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the FBCA, relating to a director’s liability for voting in favor of or assenting to an unlawful distribution, are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

The Registrant’s Amended and Restated Articles of Incorporation, as amended, provide that the Registrant shall, to the fullest extent permitted by the FBCA, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section. Further, the indemnification provided for in the Registrant’s Amended and Restated Articles of Incorporation, as amended, is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

The Registrant has also entered into an indemnification agreement with each of its directors and certain of its executive officers. These agreements require the Registrant to indemnify these individuals to the fullest extent permitted under Florida law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The Registrant maintains an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against its directors and officers for a wrongful act for which they may become legally obligated to pay or for which the Registrant is required to indemnify its directors and officers.

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Item 16. Exhibits.

The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of the Company, as amended (previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020 filed with the SEC on November 3, 2020 and incorporated herein by reference)
3.2	Amended and Restated Bylaws of the Company (previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on February 25, 2019 and incorporated herein by reference)
4.1	Form of Certificate of Common Stock (previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 27, 2019 and incorporated herein by reference)
4.2	Form of Warrant dated March 4, 2021 (previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021 filed with the SEC on May 4, 2021 and incorporated herein by reference)
4.3	Form of Warrant dated May 3, 2021 (previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2020 filed with the SEC on February 19, 2021 and incorporated herein by reference)
5.1	Opinion of counsel regarding the legality of the securities being registered (filed herewith)
23.1	Consent of counsel (included in Exhibit 5.1) (filed herewith)
23.2	Consent of Deloitte & Touche LLP (filed herewith)
24	Powers of Attorney of directors and certain officers of the registrant (included on signature page) (filed herewith)
99.1	Note and Warrant Purchase Agreement, dated February 9, 2021 (previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021 filed with the SEC on May 4, 2021 and incorporated herein by reference)
99.2	Registration Rights Agreement, dated March 4, 2021 (previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021 filed with the SEC on May 4, 2021 and incorporated herein by reference)
99.3	Form of Securities Purchase Agreement, dated May 3, 2021 (previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2020 filed with the SEC on February 19, 2021 and incorporated herein by reference)
107	Filing Fee Table (filed herewith)

Item 17. Undertakings.

(a) The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

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(ii)	reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

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(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on August 30, 2022.

OCWEN FINANCIAL CORPORATION

By:	/s/ Sean B. O’Neil
Sean B. O’Neil
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ocwen Financial Corporation and Sean B. O’Neil as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 30, 2022.

Name	Title

/s/ Glen A. Messina	President and Chief Executive Officer and Director
Glen A. Messina	(Principal Executive Officer)

/s/ Sean B. O’Neil	Executive Vice President and Chief Financial Officer
Sean B. O’Neil	(Principal Financial Officer)

/s/ Francois Grunenwald	Senior Vice President and Chief Accounting Officer
Francois Grunenwald	(Principal Accounting Officer)

/s/ Phyllis R. Caldwell	Chair of the Board of Directors and Director
Phyllis R. Caldwell

/s/ Alan J. Bowers	Director
Alan J. Bowers

/s/ Jenne K. Britell	Director
Jenne K. Britell

/s/ Jacques J. Busquet	Director
Jacques J. Busquet

/s/ DeForest B. Soaries, Jr.	Director
DeForest B. Soaries, Jr.

/s/ Kevin Stein	Director
Kevin Stein

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